Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, No. 333-49023 and No. 333-188437 on Form S-8 of our report dated June 13, 2014, with respect to the statement of net assets available for benefits of VF Corporation Retirement Savings Plan for Salaried Employees as of December 31, 2013 included in this Annual Report on Form 11-K as of and for the year ended December 31, 2014.

/s/ Dixon Hughes Goodman LLP

High Point, North Carolina

June 25, 2015

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